Exhibit 99.1

Calix Reports Third Quarter 2010 Financial Results

PETALUMA, CA — October 21, 2010 — Calix, Inc. (NYSE: CALX) today announced unaudited financial results for the third quarter ended September 25, 2010. Revenue for the third quarter of 2010 was $75.5 million, an increase of 27% from revenue reported for the third quarter of 2009 of $59.6 million.

GAAP net loss for the third quarter of 2010 was $5.4 million, or $(0.14) per share, compared to a GAAP net loss of $6.8 million, or $(0.14) per share, reported for the third quarter of 2009 (assuming the conversion of preferred stock into common stock as of the beginning of the third quarter of 2009). GAAP results for the periods presented include stock-based compensation, amortization of intangible assets, changes in the fair market value of preferred stock warrants, preferred stock dividends and acquisition-related costs. A reconciliation of GAAP and non-GAAP results is included as part of this release.

Excluding the above-mentioned non-cash items and non-recurring acquisition-related costs, and assuming the conversion of preferred stock to common stock as of the beginning of the third quarter of 2009, non-GAAP net income for the third quarter of 2010 was $5.8 million, or $0.15 per fully diluted share, as compared to non-GAAP net loss of $616,000, or $(0.02) per fully diluted share, in the third quarter of 2009.

GAAP Results
	Q3 2010	Q3 2009	Vs. Q3 2009
Revenue	$75.5 million	$59.6 million	+27%
Net Loss	$(5.4 million )	$(6.8 million )	+21%
Loss per Share	$(0.14)	$(1.69)	+92%
Pro Forma Loss per Share(1)	$(0.14)	$(0.14)	—

Non-GAAP Results
	Q3 2010	Q3 2009	Vs. Q3 2009
Net Income (Loss)	$5.8 million	$(616,000)	NA
Diluted Income (Loss) per Share(1)(2)	$0.15	$(0.02)	NA

(1)	Includes outstanding common shares and common shares resulting from the assumed conversion of preferred shares as if conversion occurred at the beginning of the third quarter of 2009.

(2)	Includes the dilutive effect of outstanding stock options, warrants and restricted stock units for the third quarter of 2010.

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“Third quarter results were ahead of our expectations and continued to demonstrate growth and increased sales momentum. Our Unified Access portfolio continued to strengthen, and communications service providers leveraged new options to bring ‘Fiber Forward’ in their networks. On September 16, 2010, we announced that Calix had entered into a definitive agreement for Calix to acquire Occam Networks. We believe that the acquisition of Occam Networks would allow us to accelerate our Unified Access vision by speeding product innovation and expanding our United Access portfolio, providing communications service providers with more options and new innovations delivered at a fast pace,” said Calix president and CEO Carl Russo. “As we look into the fourth quarter, we see our fourth quarter goals as achievable, but we will continue to manage our business closely as we monitor the macroeconomic climate.”

Conference Call

In conjunction with this announcement, Calix will host a conference call at 1:30 p.m. PDT (4:30 p.m. EDT) today to discuss its third quarter 2010 financial results. A live audio webcast and replay of the call will be available in the Investor Relations section of the Calix web site at http://investor-relations.calix.com.

Live call access information:

•	Dial-in number: (866) 730-5765 (U.S.) or (857) 350-1589 (outside the U.S.)

•	Passcode: 7402-6375

Replay call access information:

•	Replay call dial-in: (888) 286-8010 (U.S.) or (617) 801-6888 (outside the U.S.)

•	Passcode: 6353-6705

The conference call and webcast will include forward looking information.

About Calix

Calix, Inc. (NYSE: CALX) is a leading provider in North America of broadband communications access systems and software for copper- and fiber- based network architectures that enable communications service providers to connect to their residential and business subscribers. Calix enables communications service providers to provide a wide range of revenue-generating services, from basic voice and data to advanced broadband services, over legacy and next-generation access networks. The Calix Unified Access Portfolio helps these companies to transform their legacy and mixed protocol access networks to fiber and Ethernet. Calix has shipped over seven million ports of its Unified Access Infrastructure portfolio to more than 600 North American and international customers, whose networks serve over 40 million subscriber lines in total. For more information, visit the Calix website at www.calix.com.

Additional Information and Where You Can Find It

Calix will file a Registration Statement on Form S-4 containing a proxy statement/prospectus and other documents concerning the proposed acquisition with the Securities and Exchange Commission (the “SEC”). Investors are urged to read the proxy statement/prospectus when it becomes available and other relevant documents filed with the SEC because they will contain important information. Security holders may obtain a free copy of the proxy statement/prospectus (when it is available) and other documents filed by Calix and Occam Networks with the SEC at the SEC’s web site at http://www.sec.gov. The proxy statement/prospectus and other documents may also be obtained for free by contacting Calix Investor Relations by e-mail at Carolyn.Bass@Calix.com, by telephone at 415-445-3232 or by mail at Investor Relations, Calix, Inc., 1035 N. McDowell Blvd., Petaluma, CA 94954 or by contacting Occam Networks Investor Relations by e-mail at ir@occamnetworks.com, by telephone at 805-692-2957, or by mail at Occam Networks Investor Relations, 6868 Cortona Drive, Santa Barbara, CA 93117.

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Participants in the Acquisition of Occam Networks

Calix, Occam Networks, certain of their respective directors, executive officers, members of management and employees may, under the rules of the SEC, be deemed to be participants in the solicitation of proxies in favor of the proposed merger. Information regarding the persons who may be considered “participants” in the solicitation of proxies will be set forth in the proxy statement/prospectus when it is filed with the SEC. Information regarding certain of these persons and their beneficial ownership of Calix common stock as of December 31, 2009 is also set forth in the prospectus filed by Calix on March 24, 2010 with the SEC. This document is available free of charge at the SEC’s web site at www.sec.gov or by going to Calix’s Investor Relations page on its corporate website at www.Calix.com. Information concerning Occam Networks’ directors and executive officers is set forth in Occam Networks’ proxy statement for its 2010 Annual Meeting of Stockholders, which was filed with the SEC on April 8, 2010.

This document is available free of charge at the SEC’s website at www.sec.gov or by going to Occam Networks’ Investor Relations page on its corporate web site at www.Occam.com. Additional information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of proxies in connection with the proposed merger, and a description of their direct and indirect interests in the proposed merger, which may differ from the interests of Calix stockholders or Occam Networks stockholders generally will be set forth in the proxy statement/prospectus when it is filed with the SEC.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. These statements can be identified by the words, “believes,” “views,” “expects,” “projects,” “hopes,” “could,” “will,” “intends,” “should,” “estimate,” “would,” “may,” “anticipates,” “plans” and other similar words. These statements are based on management’s current expectations, estimates, forecasts, projections and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.

The forward-looking statements contained in this document include the quotations from management in this press release, including the Company’s beliefs about the strength of its Unified Access portfolio and its ability to bring ‘Fiber Forward’ in the networks of communication service providers and the Company’s ability to manage its business and continue growth and sales momentum, as well as statements regarding the Company’s strategic and operational plans, statements regarding the benefits of the acquisition of Occam Networks and acquisition-related costs, statements about faster product and technology innovation and statements regarding the ability to accelerate and expand the Unified Access portfolio and provide more options for customers.

These statements are not guarantees of future performance, involve risks, uncertainties and assumptions that are difficult to predict, and are based upon assumptions as to future events that may not prove accurate. Therefore, actual outcomes and results may differ materially from what is expressed herein. For example, if Occam Networks does not receive required stockholder approval or the parties fail to satisfy other conditions to closing, the transaction may not be consummated. In any forward-looking statement in which Calix expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement or expectation or belief will result or be achieved or accomplished. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: failure of the Occam Networks stockholders to approve the proposed acquisition; the challenges and costs of closing, integrating, restructuring and achieving anticipated synergies; the ability to retain key employees; and other economic, business, competitive, and/or regulatory factors affecting the businesses of Calix and Occam Networks generally, including those set forth in the filings of Calix with the Securities and Exchange Commission, especially in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Calix’s prospectus filed with the SEC on March 24, 2010 and its quarterly reports on Form 10-Q, Calix’s current reports on Form 8-K and other SEC filings.

All forward-looking statements are made as of the date of this release, and except as required by law, Calix does not intend, and undertake no duty, to update this information to reflect new information, future events or circumstances or otherwise. Although this release may remain available on Calix’s website or elsewhere, its continued availability does not indicate that the Calix is reaffirming or confirming any of the information contained herein.

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Use of Non-GAAP financial information

The Company uses certain non-GAAP financial measures in this press release to supplement its consolidated financial statements, which are presented in accordance with GAAP. These non-GAAP measures include non-GAAP net income (loss) and non-GAAP basic and diluted income (loss) per share. These non-GAAP measures are provided to enhance the reader’s understanding of the Company’s operating performance as they exclude certain non-cash charges and non-recurring acquisition related costs which the Company believes are not indicative of its core operating results. Management believes that the non-GAAP measures used in this press release provide investors with important perspectives into the Company’s ongoing business performance and management uses these non-GAAP measures to evaluate financial results and to establish operational goals. The presentation of these non-GAAP measures is not meant to be a substitute for results presented in accordance with GAAP, but rather should be evaluated in conjunction with these results. A reconciliation of the non-GAAP results to the most directly comparable GAAP results is provided in the financial schedules portion of this press release. The non-GAAP financial measures used by the company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

The Company makes adjustments for the following items in analyzing its operating results as it does not consider these items to part of the Company’s ongoing operating activities or meaningful in evaluating the Company’s financial performance:

Stock-based compensation

A non-cash expense incurred in accordance with SFAS 123R using the modified prospective transition method.

Amortization of intangible assets

A non-cash expense resulting from intangible assets acquired in the acquisition of Optical Solutions, Inc. (OSI) in February 2006. The Company is required to amortize these assets over their expected useful lives.

Change in fair value of preferred stock warrants

A non-cash expense or benefit resulting from the revaluation of the Company’s preferred stock warrant liability. Upon completion of the Company’s initial public offering, the preferred warrant liability was reclassified as a component of stockholders’ equity, and the Company is no longer required to revalue the warrants.

Preferred stock dividends

Preferred stock dividends represent Series I preferred stock dividends paid to the Company’s Series I shareholders prior to the conversion of preferred stock in connection with the Company’s initial public offering.

Acquisition-related costs

Acquisition-related costs represent legal and professional services associated with our intended merger with Occam Networks Inc.

Investor Relations Contact:

Carolyn Bass

415-445-3232

Carolyn.Bass@Calix.com

Press Contact:

Catherine Koo

415-992-4400

calix@lewispr.com

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Condensed Statement of Operations

(in thousands)

	Three Months Ended		Nine Months Ended
	September 25, 2010	September 26, 2009	September 25, 2010	September 26, 2009
	(unaudited)		(unaudited)
Revenue	$75,492	$59,600	$195,348	$144,588
Cost of revenue:
Products and services(1)	45,168	37,117	117,194	93,584
Amortization of existing technologies	1,360	1,360	4,080	4,080

Total cost of revenue	46,528	38,477	121,274	97,664

Gross profit	28,964	21,123	74,074	46,924

Operating expenses:
Research and development(1)	14,299	11,977	39,232	33,187
Sales and marketing(1)	10,408	8,494	29,014	23,691
General and administrative(1)	7,344	3,728	19,515	11,629
Acquisition-related costs	2,137	—	2,137	—
Amortization of intangible assets	185	185	555	555

Total operating expenses	34,373	24,384	90,453	69,062

Loss from operations	(5,409)	(3,261)	(16,379)	(22,138)

Other income (expense):
Interest income	120	38	297	144
Interest expense	(45)	(1,404)	(1,138)	(3,426)
Change in fair value of preferred stock warrants	—	(23)	(173)	72
Other income	4	9	13	113

Loss before provision (benefit) for income taxes	(5,330)	(4,641)	(17,380)	(25,235)
Provision (benefit) for income taxes	21	(217)	435	51

Net loss	(5,351)	(4,424)	(17,815)	(25,286)
Preferred stock dividends	—	2,389	900	3,041

Net loss attributable to common stockholders	$(5,351)	$(6,813)	$(18,715)	$(28,327)

Net loss per common share:
Basic and diluted	$(0.14)	$(1.69)	$(0.70)	$(7.03)

Pro forma basic and diluted	$(0.14)	$(0.14)	$(0.50)	$(0.91)

Weighted average number of shares used to compute net loss per common share:
Basic and diluted	37,341	4,031	26,751	4,029

Pro forma basic and diluted (2)	37,341	31,316	35,540	27,897

(1)	Includes stock-based compensation as follows:

	Three Months Ended		Nine Months Ended
	September 25, 2010	September 26, 2009	September 25, 2010	September 26, 2009
	(unaudited)		(unaudited)
Cost of revenue	$528	$169	$1,152	$516
Research and development	1,758	621	4,014	1,969
Sales and marketing	1,353	410	3,034	1,287
General and administrative	3,855	1,040	9,282	2,918

	$7,494	$2,240	$17,482	$6,690

(2)	Includes outstanding common shares and common shares resulting from the assumed conversion of preferred shares as if conversion occurred at the beginning of the third quarter of 2009 and the beginning of the nine month periods ended September 25, 2010 and September 26, 2009.

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Reconciliation of GAAP to Non-GAAP Results

(Unaudited, in thousands except per share data)

	Three Months Ended		Nine Months Ended
	September 25, 2010	September 26, 2009	September 25, 2010	September 26, 2009
GAAP net loss attributable to common stockholders	$(5,351)	$(6,813)	$(18,715)	$(28,327)
Adjustments to reconcile GAAP net loss to non-GAAP net loss:
Stock-based compensation	7,494	2,240	17,482	6,690
Amortization of intangible assets	1,545	1,545	4,635	4,635
Change in fair value of preferred stock warrants	—	23	173	(72)
Preferred stock dividends	—	2,389	900	3,041
Acquisition-related costs	2,137

Non-GAAP net income (loss)	$5,825	$(616)	$4,475	$(14,033)

Non-GAAP net income (loss) per common share
Basic	$0.16	$(0.02)	$0.13	$(0.50)

Diluted	$0.15	$(0.02)	$0.12	$(0.50)

Weighted average shares used to compute non-GAAP net income (loss) per common share - Basic (1)	37,341	31,316	35,540	27,897

Weighted average shares used to compute non-GAAP net income (loss) per common share - Diluted (1)(2)	39,976	31,316	37,619	27,897

(1)	Includes outstanding common shares and common shares resulting from the assumed conversion of preferred shares as if conversion occurred at the beginning of the third quarter ended September 26, 2009 and the beginning of the nine month periods ended September 25, 2010 and September 26, 2009.
(2)	Includes the dilutive effect of outstanding stock options, warrants and restricted stock units for the three and nine months ended September 25, 2010.

	Three Months Ended				Nine Months Ended
	September 25, 2010		September 26, 2009		September 25, 2010		September 26, 2009
GAAP gross profit and gross margin	$28,964	38.4%	$21,123	35.4%	$74,074	37.9%	$46,924	32.5%
Adjustments to reconcile GAAP gross profit and gross margin to non-GAAP gross profit and gross margin:
Stock-based compensation	528		169		1,152		516
Amortization of intangible assets	1,360		1,360		4,080		4,080

Non-GAAP gross profit and gross margin	$30,852	40.9%	$22,652	38.0%	$79,306	40.6%	$51,520	35.6%

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Condensed Balance Sheets

(In thousands)

	September 25, 2010	December 31, 2009
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$35,141	$31,821
Marketable securities	74,102	36,228
Restricted cash	—	629
Accounts receivable, net	32,881	46,992
Inventory	24,920	18,556
Deferred cost of goods sold	10,427	16,468
Prepaid and other current assets	3,044	4,018

Total current assets	180,515	154,712

Property and equipment, net	11,524	11,293
Goodwill	65,576	65,576
Intangible assets, net	2,060	6,695
Other assets	2,391	2,840

Total assets	$262,066	$241,116

LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$8,785	$14,635
Accrued liabilities	25,966	28,629
Preferred stock warrant liabilities	—	195
Loans payable	—	3,333
Deferred revenue	18,662	29,921

Total current liabilities	53,413	76,713

Loans payable	—	16,667
Long-term portion of deferred revenue	9,876	6,556
Other long term liabilities	992	910

Total liabilities	64,281	100,846

Convertible preferred stock	—	479,628

Stockholders’ equity (deficit):
Common stock	933	102
Additional paid-in capital	607,669	52,739
Other comprehensive income (loss)	80	(17)
Accumulated deficit	(410,897)	(392,182)

Total stockholders’ equity (deficit)	197,785	(339,358)

Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$262,066	$241,116

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Condensed Statement of Cash Flows

(in thousands)

	Nine Months Ended
	September 25, 2010	September 26, 2009
	(unaudited)
Operating activities
Net cash provided by (used in) operating activities	$8,377	$(6,346)

Investing activities
Acquisition of property and equipment	(3,923)	(3,486)
Purchase of marketable securities	(74,577)	(6,295)
Sales and maturities of marketable securities	36,060	—

Net cash used in investing activities	(42,440)	(9,781)

Financing activities
Proceeds from initial public offering of common stock, net of issuance costs	57,311	—
Proceeds from loans	—	20,000
Principal payments on loans	(20,000)	(21,000)
Proceeds from issuance of Series J preferred stock	—	49,537
Proceeds from exercise of stock options and warrants and other	72	10
Repurchase of common and preferred stock	—	(12)

Net cash provided by financing activities	37,383	48,535

Net increase in cash and cash equivalents	3,320	32,408
Cash and cash equivalents at beginning of year	31,821	23,214

Cash and cash equivalents at end of year	$35,141	$55,622

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